Exhibit 99.1
PRESS RELEASE
Greenfield Online Enters into Definitive Agreement to be Acquired by Quadrangle
Wilton, CT, June 16, 2008 — Greenfield Online, Inc. (Nasdaq: SRVY) (“Greenfield Online” or the “Company”) today announced that it has entered into a merger agreement to be acquired by an entity affiliated with Quadrangle Group LLC (together with its affiliates “Quadrangle”), a private investment firm focused on the media and communications industries. Under the terms of the merger agreement, Quadrangle will acquire all of the outstanding common stock of Greenfield Online, Inc. for $15.50 per share in cash, or a total equity value of approximately $426 million. The purchase price represents a premium of approximately 17% over the Company’s closing share price of $13.28 on
June 13, 2008 and a premium of approximately 26% over the average closing share price during the prior 30 days.
The Board of Directors of Greenfield Online has unanimously approved the merger and recommends to stockholders that they vote in favor of the merger.
Albert Angrisani, Greenfield Online’s President and Chief Executive Officer said: “Clearly Quadrangle values Greenfield Online’s two growing and profitable businesses, Comparison Shopping and Internet Survey Solutions, along with their global leadership position, satisfied clients and talented employees. We expect the transition will be positive for our business, our customers and employees, and we look forward to leveraging Quadrangle’s expertise in the media, communication and information industries.”
Gordon Holmes, Managing Principal of Quadrangle said: “Having followed Greenfield Online closely over an extended period, we became increasingly impressed with its international leadership position in online comparison shopping and survey research, as well as its record of strong growth.  Using our New York and London offices and our new office in Silicon Valley led by Dan Rosensweig, we were able to fully analyze and appreciate the strength of Greenfield’s global platform, and determine that it represents an attractive investment opportunity for Quadrangle, consistent with our ongoing focus on the media and communications industry.”
Dan Rosensweig, Operating Principal of Quadrangle said: “Greenfield Online’s internet-based business differentiates itself with a strategic position based on developing strong communities and offering valuable review and survey content.  I am confident that with Quadrangle’s extensive experience in online businesses, we will be able to help the company to expand its activities and continue to achieve significant growth.”
The merger agreement is subject to the approval of the Company’s stockholders as well as customary closing conditions and regulatory approval. The transaction will be financed by a combination of equity provided by Quadrangle and debt, for which Quadrangle has received financing commitments and cash on hand at the Company. The transaction is expected to close in the late third quarter or fourth quarter of 2008.
Deutsche Bank Securities Inc. acted as financial advisor to Greenfield Online in connection with the transaction. Kirkpatrick & Lockhart Preston Gates Ellis LLP acted as legal advisor to Greenfield Online. Simpson Thacher & Bartlett LLP acted as legal advisor to Quadrangle.

About Greenfield Online, Inc.
Greenfield Online, Inc. is a global interactive media and services company that collects consumer attitudes about products and services, enabling consumers to reach informed purchasing decisions about the products and services they want to buy; and helping companies better understand their customer in order to formulate effective product marketing strategies. Proprietary, innovative technology enables us to collect these opinions quickly and accurately, and to organize them into actionable form. For more information, visit www.greenfield.com. Through our Ciao comparison shopping portals we gather unique and valuable user-generated content in the form of product and merchant reviews. Visitors to our Ciao portals use these reviews to help make purchasing decisions and we derive revenue from this Internet traffic via e-commerce, merchant referrals, click-throughs, and advertising sales. For more information or to become a member, visit
http://www.ciaogroup.com. Through our Greenfield Online and Ciao Surveys websites and affiliate networks, we collect, organize and sell consumer opinions in the form of survey responses to marketing research companies and companies worldwide. For more information, visit www.greenfield-ciaosurveys.com. To take a survey, go to www.greenfieldonline.com.
About Quadrangle Group LLC
Quadrangle Group LLC is a private investment firm with more than $6 billion of assets under management. Quadrangle invests in media and communications companies through separate private and public investment strategies and across all asset classes through its asset management business. All investment strategies seek to maximize value by leveraging the investment team’s extensive experience, knowledge and industry relationships. Quadrangle has offices in New York, London and Silicon Valley and will be opening an office later this year in Hong Kong. For more information, please visit http://www.quadranglegroup.com.
For further information, please contact:
Greenfield Online
North American Company Contact:
Cynthia Brockhoff
Vice President — Investor Relations
Greenfield Online
Ph: (203)-846-5772
Cbrockhoff@Greenfield.com
Quadrangle
US Contact – The Abernathy MacGregor Group
Lex Suvanto/Adam Miller
Ph: (212) 371-5999
Lex@abmac.com
Europe Contact – Maitland
Alastair Crabbe
+44 (0)207 379-5151
Acrabbe@maitland.co.uk
Important Additional Information
In connection with the proposed merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER. A definitive proxy statement will be sent to the

Company’s stockholders seeking their approval of the transaction. Stockholders may also obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov, or by writing to Greenfield Online, Inc., 21 River Road, Wilton, Connecticut 06897, Attention: Legal Department.
The Company and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed merger. Information concerning the interest of participants in the solicitation, which may be different than those of the Company’s stockholders generally, is set forth in the Company’s proxy statements and Annual Reports on Form 10-K filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.
Cautionary Note Regarding Forward Looking Statements
Certain statements contained in this press release about our expectation of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results and financial condition may differ, possibly materially, from our anticipated results and financial condition indicated in these forward-looking statements. In addition, certain factors could affect the outcome of the matters described in this press release. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the merger due to the failure to satisfy other conditions required to complete the merger, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the merger. Additional information regarding risk factors and uncertainties affecting the Company is detailed from time to time in the Company’s filings with the SEC, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, available for viewing on the Company’s website at www.greenfield.com. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.